SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 6, 2006
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 5, 2006, Standard & Poor’s announced that it has upgraded the financial strength ratings of Endurance Specialty Holdings Ltd.’s operating companies from A− (Strong) to A (Strong). At the same time, Standard & Poor’s raised the counterparty credit and senior debt ratings of Endurance Specialty Holdings Ltd. from BBB to BBB+ and its preferred stock rating from BB+ to BBB−. The outlook on all of the ratings is stable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2006

By: /s/ John V. Del Col Name: John V. Del Col Title: General Counsel & Secretary